UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 4, 2008
NUVASIVE, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-50744	33-0768598

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
4545 Towne Centre Court, San Diego, California 92121
(Address of principal executive offices, with zip code)
(858) 909-1800
(Registrant’s telephone number, including area code)
n/a
(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appoint of Certain Officers; Compensatory Arrangements with Certain Officers
On January 4, 2008, the Compensation Committee of the Board of Directors of NuVasive, Inc. (the “Company”) set annual base salaries for the Company’s executive officers for calendar year 2008, effective January 1, 2008, and determined the annual stock option grants for the Company’s executive officers, in accordance with the terms of the Company’s 2004 Equity Incentive Plan. The base salaries and annual option grants for the Company’s named executive officers (as defined in Item 402(a)(3) of Regulation S-K) were established as follows:

			2008 Option Grants
Name	Position	2008 Salary	(# of shares)
Alexis V. Lukianov	Chairman and Chief Executive Officer	$600,000	400,000
Keith C. Valentine	President and Chief Operating Officer	$400,000	200,000
Kevin C. O’Boyle	Executive Vice President and Chief Financial Officer	$315,000	100,000
Patrick Miles	Executive Vice President, Marketing and Product Development	$325,000	150,000
Jeffrey Rydin	Senior Vice President, U.S. Sales	$300,000	100,000

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUVASIVE, INC.
Date: January 10, 2007	By:	/s/ Alexis V. Lukianov
Alexis V. Lukianov
Chairman and Chief Executive Officer